Exhibit 99.1

SEACOAST BANKING CORPORATION OF FLORIDA ANNOUNCES BOARD OF DIRECTORS TRANSITION

STUART, Fla., August 14, 2018 (GLOBE NEWSWIRE) -- Seacoast Banking Corporation of Florida (“Seacoast”) (NASDAQ:SBCF), the holding company for Seacoast National Bank (“Seacoast Bank”), today announced that Roger O. Goldman has tendered his resignation from Seacoast and Seacoast Bank’s Boards of Directors.

“Seacoast’s investment in industry-leading digital capabilities, our transformation into the fourth largest Florida-based bank and the continued refreshment of our Board, with the addition of seven new directors and the retirement of five directors since 2013, positions us well for the future. We appreciate Roger’s contributions during his tenure as our lead independent director, and wish him well,” said Dennis S. Hudson, III, Chairman and CEO.

Mr. Goldman commented, “I thank my fellow directors and our bank’s management team for their hard work and effective execution of Seacoast’s balanced growth strategy. It has been a privilege and a pleasure to work with them as Seacoast has become one of Florida’s leading community banks.”

Mr. Hudson noted that Seacoast intends to appoint a lead independent director in the near future, adding, “Over the past five years, we have continually recruited new talent to our Board to increase diversity of thought and experience and to better align our Board’s overall capabilities with our strategic focus. As a result, we today enjoy a vibrant Board culture with an unrelenting focus on creating shareholder value over the long term.”

About Seacoast Banking Corporation of Florida (NASDAQ: SBCF)

Seacoast Banking Corporation of Florida is one of the largest community banks headquartered in Florida with approximately $5.9 billion in assets and $4.7 billion in deposits as of June 30, 2018. The company provides integrated financial services including commercial and retail banking, wealth management, and mortgage services to customers through advanced banking solutions, 49 traditional branches of its locally branded, wholly owned subsidiary bank, Seacoast Bank, and seven commercial banking centers. Offices stretch from Fort Lauderdale, Boca Raton and West Palm Beach north through the Daytona Beach area, into Orlando and Central Florida and the adjacent Tampa market, and west to Okeechobee and surrounding counties. More information about the company is available at SeacoastBanking.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning, and protections, of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results,  cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, and for integration of banks that we have acquired, or expect to acquire, as well as statements with respect to Seacoast's objectives, strategic plans, including Vision 2020 and Board composition, expectations and intentions and other statements that are not historical facts.  Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as "may," "will," "anticipate," "assume," "should," "support", "indicate," "would," "believe," "contemplate," "expect," "estimate," "continue," "further", "point to," "project," "could," "intend" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2017, under "Special Cautionary Notice Regarding Forward-looking Statements" and "Risk Factors", and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at http://www.sec.gov.

Dennis S. Hudson, III
Chairman and Chief Executive Officer
Seacoast Banking Corporation of Florida
(772) 288-6086

Charles M. Shaffer
Executive Vice President and
Chief Financial Officer
Seacoast Banking Corporation of Florida
(772) 221-7003